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Exhibit 3

Form of Class A Common Stock Certificate

CLASS A COMMON STOCK
NUMBER XX	SHARES XX
CUSIP 60871R 10 0

Molson Coors Brewing Company
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

is the owner of

        FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS A COMMON STOCK (NON-VOTING), $0.01 PAR VALUE PER SHARE, OF

Molson Coors Brewing Company, transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

        Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:
PRESIDENT [SEAL]
	EQUISERVE TRUST COMPANY, N.A.		OR CIBC MELLON TRUST COMPANY
SECRETARY	BY:	AUTHORIZED SIGNATURE	BY:	AUTHORIZED SIGNATURE

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Form of Class A Common Stock Certificate